Exhibit 31.2

CERTIFICATION

I, Brian P. Conway, Interim Chief Financial Officer of OZOP SURGICAL CORP. (the “registrant”), certify that:

I, Brian Conway, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Ozop Surgical Corp.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 18, 2020

/s/ Brian P Conway
Brian P Conway
Interim Chief Financial Officer
(principal financial and accounting officer)